Exhibit 99.3

Zattikka Holdings Limited

Financial Statement as of April 30, 2010 and Independent Auditors’ Report

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Zattikka Holdings Limited

We have audited the accompanying balance sheet of Zattikka Holdings Limited (the “Company”) as of April 30, 2010. The financial statement is the responsibility of the Company’s management.  Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such balance sheet presents fairly, in all material respects, the financial position of Zattikka Holdings Limited as of April 30, 2010 in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte LLP
London, England
July 2, 2010

ZATTIKKA HOLDINGS LIMITED

BALANCE SHEET

April 30, 2010

Assets
Total assets	$-

Liabilities and Stockholders' Equity
Liabilities

Commitments and contingencies

Stockholders' equity:

A Ordinary shares $0.01 par value
Authorised – 20,000 shares
100 shares issued and outstanding	$1

B Ordinary shares $0.01 par value
Authorised – 12,000 shares
Issued and outstanding - nil

C Ordinary shares $0.01 par value
Authorised – 18,000 shares
Issued and outstanding - nil

Additional paid in capital	$99

Subscription receivable	($100)

Total stockholders' equity	–

Total liabilities and stockholders' equity

 ZATTIKKA HOLDINGS LIMITED

 NOTES TO BALANCE SHEET

1. Organization and Basis of Presentation

Zattikka Holdings Ltd (the "Company") was incorporated in the British Virgin Islands on April 28, 2010. The Company was formed in connection with the contemplated merger (the "Merger") of Zattikka Limited (“Zattikka”) and Expedite 5, Inc (“Expedite”). On June 24,2010 the Company executed a share exchange with Zattikka on a one for one basis. On June 30, 2010 following this share exchange, the Company completed the acquisition of Expedite through a share exchange of 100% of the share capital of the company for a fixed percentage of the share capital of Expedite. This transaction involves the issuance of equity of the Company to the shareholders of Expedite, resulting in the former shareholders of the Company controlling the majority of the shares of Expedite. This transaction would be considered to be a capital transaction in substance, rather than a business combination. That is, the transaction is equivalent to the issuance of stock by the private company, the Company, for the net monetary assets of a shell corporation, Expedite, accompanied by a recapitalization. The accounting is identical to that of a reverse acquisition, except that no goodwill or other intangibles should be recorded. As such, the Company is considered the acquirer for accounting purposes and Expedite is treated as the acquiree for accounting purposes, each notwithstanding the legal form of the acquisition. Other than its formation, the Company has not conducted any activities.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the balance sheet.

2. Subsequent Events

We have evaluated subsequent events for potential recognition and disclosure in our balance sheet through July 2, 2010.

On June 22, 2010, the Company approved and amended its memorandum and articles whereby the authorized share structure of the Company was changed from 50,000 common shares of $1.00 par value, to 50,000 shares split into 20,000 A Ordinary, 12,000 B Ordinary and 18,000 C Ordinary shares of $0.01 par value.  The 100 issued common shares of $1.00 par value were redesignated as $0.01 A Ordinary shares.

On June 24, 2010 the Company entered into a share exchange agreement with Zattikka whereby 18,000 A Ordinary shares, 10,000 B Ordinary shares, and 16,000 C Ordinary shares in Zattikka were exchanged for the same number and class of shares in the Company.

On June 30, 2010 the acquisition of Expedite 5 by the Company as referred to in Note 1 was consummated.